UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2005

THE BRINK’S COMPANY
(Exact name of registrant as specified in its charter)

Commission File Number: 1-9148

Virginia	54-1317776
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1801 Bayberry Court
P.O. Box 18100
Richmond, VA 23226-8100
(Address of principal executive offices, including zip code)

(804) 289-9600
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On November 15, 2005, The Brink’s Company (“Brink’s”) and Deutsche Bahn AG (“Deutsche Bahn”) entered into a Stock Purchase Agreement (the “Agreement”) pursuant to which Deutsche Bahn will, subject to satisfaction or waiver of the conditions set forth in the Agreement, purchase all of the outstanding shares of BAX Global Inc. (“BAX”), a wholly-owned subsidiary of Brink’s. Concurrently with the closing of the sale of BAX, certain foreign subsidiaries of BAX will be sold to subsidiaries of Deutsche Bahn. The transaction is expected to be completed around the end of 2005.

The aggregate consideration for the transaction will be $1.12 billion in cash, subject to adjustment for the excess of the aggregate balance on the closing date of certain specified liabilities of BAX over the balance of its cash. Net proceeds after taxes and expenses related to the transaction are expected to be approximately $900 million. Brink’s has agreed to deposit $200 million over three years into its VEBA trust, the financing vehicle for Brink’s retiree medical legacy costs.

Closing of the transaction is subject to customary conditions and regulatory approvals, including clearance under the Hart-Scott-Rodino Antitrust Improvements Act and the merger control regulations of the European Union, Canada and Korea, as well as the approval of the German Ministry for Transport. In connection with and immediately following the sale of BAX, Air Transport International, LLC, BAX’s airline subsidiary, will be sold to a third party.

A copy of the Agreement is attached to this report as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement.

Item 9.01. Financial Statements and Exhibits.

(c)  Exhibits

2.1	Stock Purchase Agreement, dated as of November 15, 2005, by and among BAX Holding Company, BAX Global Inc., The Brink’s Company and Deutsche Bahn AG

99.1	Press Release of The Brink’s Company dated November 16, 2005

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

THE BRINK’S COMPANY
Date: November 16, 2005	By:	/s/ Austin F. Reed
Austin F. Reed Vice President and General Counsel

Exhibit Index

Exhibit No.	Description
2.1	Stock Purchase Agreement, dated as of November 15, 2005, by and among BAX Holding Company, BAX Global Inc., The Brink’s Company and Deutsche Bahn AG*
99.1	Press Release of The Brink’s Company dated November 16, 2005

* Pursuant to Item 601(b)(2) of Regulation S-K, Exhibit A (“Balance Sheet Principles”) and the disclosure schedules of the seller have been omitted. The registrant hereby agrees to furnish supplementally a copy of any omitted attachment to the SEC upon request.